Exhibit 99.1

TPG Specialty Lending, Inc. Receives Investment Grade Ratings from Fitch Ratings

NEW YORK—(BUSINESS WIRE)—July 29, 2014—TPG Specialty Lending, Inc. (NYSE:TSLX, “the Company”) announced today that Fitch Ratings has assigned the Company investment grade ratings of BBB-; the Rating Outlook is Stable. The Fitch ratings follow Standard and Poor’s assignment of a BBB- rating in March 2014.

“We are pleased with the investment grade ratings assigned to us by Fitch Ratings, and to have joined a select group of our Business Development Company peers who are rated investment grade by multiple ratings agencies. We believe these ratings are a reflection of our investment strategy, the quality of our portfolio, and our dedicated team and resources,” said co-CEO Joshua Easterly.

“Fitch’s ratings further strengthen our competitive positioning as a capital provider to the middle market,” added co-CEO Michael Fishman.

ABOUT TPG SPECIALTY LENDING, INC.

TSL is a specialty finance company focused on lending to middle-market companies. TSL seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. TSL has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSL is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSL leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $9 billion of assets under management, and the broader TPG platform, a leading global private investment firm with over $59 billion of assets under management, each as of March 31, 2014. For more information, visit www.tpgspecialtylending.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond TSL’s control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

AVAILABLE INFORMATION

TSL’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.tpgspecialtylending.com.

Source: TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc.

Investor Relations:

415-486-5939

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com